Exhibit 99.1

Clearwater Paper Adds Two New Board Members

Beth E. Ford and Kevin J. Hunt Join Board

SPOKANE, Wash.--(BUSINESS WIRE)--January 7, 2013--Clearwater Paper Corporation (NYSE:CLW) today announced that Beth E. Ford and Kevin J. Hunt have been appointed to the company’s board of directors, effective immediately.

"We are pleased to welcome Beth and Kevin to our board and look forward to their insights and contributions," said Boh A. Dickey, chairman of the board. "Beth’s extensive background in consumer products and supply chain operations, and Kevin’s deep knowledge of the private label industry, as well as their overall leadership talents, will be invaluable to our board as we build on Clearwater Paper’s successful track record of growth and profitability.”

Ms. Ford brings a wealth of consumer products and supply chain expertise to the Clearwater Paper board. She currently serves as executive vice president, chief supply chain & operations officer at Land O’Lakes. Throughout her 25-year career, Ms. Ford has held leadership positions in multiple industries, including flavor and fragrances (chemicals), consumer package goods, publishing, and oil and gas. Prior to joining Land O’Lakes, she served as executive vice president, head of supply chain, at International Flavors and Fragrances (IFF). Before that, she held a progression of supply chain and operations management roles with Mobil Corporation, PepsiCo and Pepsi Bottling Company, Hachette Book Group and Scholastic, Inc.

"I am excited about joining the Clearwater Paper board at an integral time for the company," said Ms. Ford. "Clearwater Paper is an outstanding company with a bright future ahead, and I look forward to working with the board and management team to deliver enhanced shareholder value."

Mr. Hunt brings more than 25 years of private label consumer experience to the Clearwater Paper board. Mr. Hunt currently serves as chief executive officer, president and director of Ralcorp Holdings, Inc., which manufactures, distributes and markets private-brand food products. Mr. Hunt was appointed CEO in January 2012 and prior to that, served as Co-CEO and president since 2003. Over the course of his career, he has held various senior management roles, including corporate vice president and president, Bremner Food Group and director of planning and director of marketing at Ralston Purina.

"Clearwater Paper has established an outstanding reputation for delivering high quality private label tissue and bleached paperboard products to consumers,” said Mr. Hunt. “I look forward to working with the board and management team to contribute to the company's success going forward.”

Mr. Hunt has been appointed to the class of directors whose term of office will expire at the 2013 annual meeting, when it is expected he will be nominated for election to a three-year term. Ms. Ford has been appointed to the class of directors whose term of office will expire at the 2014 annual meeting. With these additions, Clearwater Paper’s board now consists of nine directors, seven of whom meet New York Stock Exchange standards for independence.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, machine glazed tissue, bleached paperboard and pulp at 15 manufacturing locations in the U.S. and Canada. The company is a premier supplier of private label tissue to major retailers and wholesale distributors. This includes grocery, drug, mass merchants and discount stores. The company also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's employees build shareholder value by developing strong customer relationships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding growth, long-term shareholder value and the expected contributions of the new directors. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, unanticipated manufacturing disruptions, customers' product preferences, changes in the United States and international economies, changes in raw material and energy costs, cyclical industry conditions, competitive pricing pressure for the company's products, changes in freight costs and disruptions in transportation services, changes in general and industry-specific laws and regulations, unforeseen environmental liabilities or expenditures, labor disruptions, and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.

CONTACT:
Clearwater Paper
News media:
Matt Van Vleet, 509-344-5912
or
CFO
John Hertz, 509-344-5905
or
Investors:
IR Sense
Sean Butson, 509-344-5906